UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As previously announced, New Century Financial Corporation (the "Company") and certain of its subsidiaries entered into that certain Debtor-In-Possession Loan and Security Agreement, dated as of April 13, 2007 (the "DIP Credit Facility"), with The CIT Group/Business Credit, Inc. ("CIT"), and Greenwich Capital Financial Products, Inc. ("Greenwich" and together with CIT, the "Lenders") to borrow up to $150 million from the Lenders and any other lenders thereafter becoming a party to the DIP Credit Facility as arranged by Greenwich, as the administrative agent, and CIT, as the documentation agent.

On June 29, 2007, the Company terminated the DIP Credit Facility. At the time of termination, no amounts were outstanding under the DIP Credit Facility. No early termination fees were required to be paid by the Company in connection with this termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on May 21, 2007, the Company and its subsidiary, New Century Mortgage Corporation ("NCMC"), entered into a Second Amended and Restated Asset Purchase Agreement (the "Servicing Assets Agreement") with Carrington Capital, LLC, and its affiliate (collectively, "Carrington"), for the sale of its servicing assets and servicing platform (the "Servicing Assets") to Carrington for approximately $184.0 million.

On June 29, 2007, the sale of the Servicing Assets to Carrington closed. After giving effect to certain closing adjustments, the net purchase price paid by Carrington was approximately $177.4 million, including approximately $5.0 million deposited by Carrington into an escrow account to indemnify Carrington for certain claims that may be made under the Servicing Assets Agreement. The balance of the escrow account after reimbursement of any claims submitted by Carrington will be paid to the Company nine months after the closing of the Servicing Assets sale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Joseph F. Eckroth, Jr.

On June 22, 2007, the Company terminated the employment of Joseph F. Eckroth, Jr., who was serving as the Company’s Executive Vice President, without cause pursuant to Section 4.2 of that certain employment agreement, dated July 13, 2005, between the Company and Mr. Eckroth (the "Eckroth Employment Agreement"). Under the terms of the Eckroth Employment Agreement, the Company is obligated to pay Mr. Eckroth (i) the unpaid portion of his accrued salary and vacation through June 22, 2007 and (ii) his annual base salary for an additional year (subject to early termination in the event Mr. Eckroth fails to comply with his non-competition, confidentiality and nondisclosure obligations under the Eckroth Employment Agreement). The Company’s ability to make any such payments is subject to the applicable limitations under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

Item 8.01 Other Events.

Sale of Additional Mortgage Loans to Ellington Capital Management Group, L.L.C.

As previously announced, the Company entered into an asset purchase agreement (the "Ellington Agreement"), dated as of May 2, 2007, with Ellington Capital Management Group, L.L.C. on behalf of its client funds ("Ellington"), pursuant to which Ellington agreed to purchase certain mortgage loans originated by the Company, as well as residual interests owned by the Company in certain securitization trusts (together with those certain mortgage loans, the "Mortgage Assets") for approximately $58.0 million. The sale of the Mortgage Assets to Ellington was completed on May 18, 2007.

On June 25, 2007, the Company and Ellington entered into Supplement No. 1 to the Ellington Agreement ("Supplement No. 1"), pursuant to which Ellington agreed to purchase certain additional mortgage loans originated by the Company (the "Additional Mortgage Loans") for approximately $4.4 million. Supplement No. 1 provides that approximately $0.3 million of the purchase price will be placed into an escrow account to be used to indemnify Ellington for certain claims that may be made under the agreement. The balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to the Company ninety days after the closing of the sale. The United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered a sale order with respect to the Additional Mortgage Loans sale on June 27, 2007. The closing of the sale of the Additional Mortgage Loans occurred on June 29, 2007.

Auction of Certain Technology Assets

On June 22, 2007, the Company conducted and concluded an auction for its mortgage loan origination software and related assets and, on a non-exclusive basis, certain data related to the Company's loan origination business (the "Technology Assets") pursuant to procedures established by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") at which EquiFirst Corporation ("EquiFirst") submitted the highest and best bid and agreed to acquire the Technology Assets for approximately $8.05 million (the "Technology Assets Sale"). The Company, NCMC and EquiFirst subsequently entered into an Asset Purchase Agreement, dated June 22, 2007, with respect to the Technology Assets Sale (the "Technology Assets Agreement"), and on July 3, 2007, the Bankruptcy Court entered an order approving the Sale and one or more subsequent sales of certain data related to the Company's loan origination business, in each case on a non-exclusive basis.

The closing of the Technology Assets Sale is expected to take place in August 2007 following the satisfaction of certain customary conditions that are set forth in the Technology Assets Agreement.

Notice of Issuance of Formal Order of Investigation by the Securities Exchange Commission

As previously announced, on March 12, 2007, the Company received a letter from the staff of the Pacific Regional Office of the Securities Exchange Commission (the "Commission") stating that the staff was conducting a preliminary investigation involving the Company and requesting production of certain documents. On June 21, 2007, the Commission orally advised the Company’s outside counsel that the Commission had issued a formal order of investigation with respect to its investigation of the Company. The Company is continuing to cooperate with the Commission in the conduct of its investigation.

Service of Complaint for Declaratory Judgment

On June 29, 2007, the Company was served with a complaint for declaratory judgment and other equitable relief (the "Complaint") that was filed on June 20, 2007, in the United States Bankruptcy Court for the District of Delaware against the Company, certain of its subsidiaries and certain of its directors. The Complaint seeks a declaratory judgment on behalf of a purported class consisting of beneficiaries (the "Beneficiaries") of the New Century Financial Corporation Deferred Compensation Plan and the New Century Financial Corporation Supplemental Executive Retirement/Savings Plan (collectively, the "Plans") that, among other things, the Beneficiaries are a class, that the Plans’ assets are held in trust for the exclusive benefit of the Beneficiaries, that the Plans’ assets are not the property of the Company’s or any of its subsidiaries’ bankruptcy estates, and that the Plans’ assets be distributed to the Beneficiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

July 5, 2007	By:	/s/ Holly Etlin

Name: Holly Etlin
Title: President, Chief Executive Officer and Chief Restructuring Officer